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                                                                    Exhibit 10.8



                              EMPLOYMENT AGREEMENT

        Agreement, made this 18th day of September, 2001, between Crown Media Holdings, Inc., a Delaware corporation with offices at 6430 South Fiddlers Green Circle, Suite 500, Greenwood Village, Colorado 80111, or its permitted assigns ("Employer"), and David Evans, 1464 Lindacrest Drive, Beverly Hills, California 90210 ("Employee").

                                   WITNESSETH:

               WHEREAS, Employer desires to retain the services of Employee and Employee desires to be employed by Employer upon the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the covenants herein contained, the parties hereto agree as follows:

        1. Employment and Duties.

        (a) Effective September 18, 2001 (the "Effective Date"), Employer hereby employs Employee and Employee hereby agrees to serve as President and Chief Executive Officer reporting only to the Board of Directors of Employer with no other person interposed as an officer in the reporting relationship to such Board. Employee agrees to perform such services consistent with Employee's position as shall, from time to time, be reasonably assigned to Employee, including but not limited to development of existing and new channels which Employer owns or in which Employer invests. Employee shall use Employee's best efforts to promote the interests of Employer and shall devote Employee's full business time, energy and skill exclusively to the business and affairs of Employer during the "Term" (as "Term" is defined in Paragraph 2 below. Nothing herein shall prevent Employee from spending time on his own investment activities, subject to compliance with Paragraph 7 and subject to such activities not materially impairing the performance of Employee's duties hereunder.

        (b) Employee's primary duties shall be to act as the chief executive officer and operating head of Employer responsible for administering the approved annual budget and directing the overall development of Employer's business subject to the guidance of the Board of Directors. Employee will be responsible for such television programs and other audiovisual properties (collectively, the "Properties" and individually, a "Property") as are reasonably assigned to him.

        (c) Employer and its owners may be incorporating subsidiary production or distribution companies for the development or distribution of individual Properties. Employer shall have the right to loan or make available, without additional compensation to Employee, Employee's services as an officer or director to any such subsidiary, provided that his duties as an officer of any such subsidiary shall be consistent with his duties hereunder and shall not increase his duties hereunder. Employee further agrees that all the terms of this Employment Agreement shall be applicable to Employee's services for each such subsidiary.

        (d) Employer will use reasonable efforts to procure Employee's election to its Board of Directors.

        2. Term of Employment. The term of Employee's employment ("Term") with Employer shall commence on the Effective Date and shall end on the day before the third anniversary of the Effective Date in 2004, unless terminated earlier as is provided in Paragraph 8 of this Agreement or extended by mutual agreement of the parties.

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        3. Compensation.

        (a) Salary; Signing Bonus. As soon as practicable following execution of this Agreement, Employer shall pay Employee a signing bonus of $100,000. As compensation for Employee's services hereunder, Employer shall pay to Employee a salary at the annual rate of $1,000,000 per year from the Effective Date until September 17, 2002, $1,100,000 per year from September 18, 2002 through September 17, 2003 and $1,250,000 per year from September 18, 2003 through the end of the Term. Such salary shall be paid biweekly, in arrears. Employer shall review, in good faith, Employee's salary annually for a possible increase based on Employee's performance and based on salary levels for comparable positions in comparable companies.

        (b) Performance Bonus. As of the day before each anniversary of the Effective Date through the end of the Term, Employee shall be entitled to a performance bonus of up to 100% of his then annual rate of salary if Employer has achieved specific levels of performance, determined as follows. If Employer for each 12-month period ending the day before each anniversary of the Effective Date achieves the following percentage of Employer's business plan for both revenue and EBITDA as accepted by Employer's Board of Directors for that period, Employee shall receive the percentage of the performance bonus specified below:

   Percentage of Plan Achieved                     Percent of Bonus
   ---------------------------                     ----------------
   Less than 70%                                            0%

   70% up to 80%                                       33 1/3%

   80% up to 95%                                       66 2/3%

   95% or more                                            100%

Both revenue and EBITDA shall be determined consistently with past practices. In addition, Employer in its sole discretion may pay an additional bonus to Employee.

        (c) Withholding. All payments of salary shall be made in appropriate installments to conform with the regular payroll dates for salaried personnel of Employer. Employer shall be entitled to deduct from each payment of compensation to Employee such items as federal, state and local income taxes, FICA, and such other deductions as may be required by law.

        (d) Expenses. During the Term, Employer shall pay or reimburse Employee on an accountable basis for all reasonable and necessary out-of-pocket expenses for entertainment, first-class travel and hotel accommodations, meals and other expenditures incurred by Employee in connection with Employee's services to Employer in accordance with Employer's expense account policies for its senior executive personnel and Employer's past practices relative to Employee.

        (e) Fringe Benefits. During the Term, Employee shall be entitled to receive the following fringe benefits: (i) four weeks paid vacation per year,
(ii) 1,000,000 non-qualified stock options under the Amended and Restated Crown Media Holdings, Inc. 2000 Long Term Incentive Plan pursuant to the grant attached hereto as Exhibit A, and (iii) any other fringe benefits, on terms that are or may become available generally to senior executives of Employer or to any executive of Employer more senior to Employee, whichever is more favorable to Employee.

        4. Place of Employment, Personal Assistant. During the Term, Employee shall be required to perform Employee's duties at the Los Angeles office of Employer, and Employee shall undertake all reasonable travel required by Employer in connection with the performance of Employee's duties hereunder. Employee's current personal assistant will be employed by Employer as Employee's personal assistant.

        5. Confidentiality, Intellectual Property, Name and Likeness.

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        (a) Employee agrees that Employee will not during the Term or thereafter divulge to anyone (other than Employer (and its principal owners, executives, representatives and employees who need to know such information) or any persons designated by Employer) any knowledge or information of any type whatsoever designated or treated as confidential by Employer relating to the business of Employer or any of its subsidiaries or affiliates, including, without limitation, all types of trade secrets, business strategies, marketing and distribution plans as well as concrete proposals, plans, scripts, treatments and formats described in subparagraph (b) below. Employee further agrees that Employee will not disclose, publish or make use of any such knowledge or information of a confidential nature (other than in the performance of Employee's duties hereunder) without the prior written consent of Employer. This provision does not apply to information which becomes available publicly without the fault of Employee or information which Employee discloses in confidence to his own privileged representatives or is required to disclose in legal proceedings, provided Employee gives advance notice to the President of Employer and an opportunity to Employer to resist such disclosure in legal proceedings.

        (b) During the Term, Employee will disclose to Employer all concrete proposals, plans, scripts, treatments, and formats invented or developed by Employee during the term which relate directly or indirectly to the business of Employer or any of its subsidiaries or affiliates including, without limitation, any proposals and plans which may be copyrightable, trademarkable, patentable or otherwise exploitable. Employee agrees that all such proposals, plans, scripts, treatments, and formats are and will be the property of Employer. Employee further agrees, at Employer's request, to do whatever is reasonably necessary or desirable to secure for the Employer the rights to said proposals, plans, scripts, treatments, and formats, whether by copyright, trademark, patent or otherwise and to assign, transfer and convey the rights thereto to Employer at Employer's expense.

        (c) Employer shall have the right in perpetuity to use Employee's name reasonably in connection with credits for Properties for which Employee performs any services.

        6. Employee's Representations. Employee represents and warrants that:

        (a) Employee has the right to enter into this Agreement and is not subject to any contract, commitment, agreement, arrangement or restriction of any kind which would prevent Employee from performing Employee's duties and obligations hereunder;

        (b) To the best of Employee's actual knowledge, Employee is not subject to any undisclosed medical condition which might have a material effect on Employee's ability to perform satisfactorily Employee's services hereunder,

        7. Non-Competition, No Raid.

        (a) During the Term, Employee shall not engage directly or indirectly, whether as an employee, independent contractor, consultant, partner, shareholder or otherwise, in a business or other endeavor which interferes with any of his duties or obligations hereunder or which is directly competitive with the business of the Employer or its subsidiaries, including but not limited to the production, distribution or any other exploitation of audiovisual television material (the "Other Business").

        (b) Employee further agrees that during the Term and for a period of one year thereafter, Employee will not (i) employ or knowingly attempt to employ or assist anyone else to employ any person who is, at the date of termination of Employee's employment, working as an. officer, policymaker or in high-level creative, development or distribution (including without limitation executive employees) for or rendering substantially full-time services as such to Employer, (ii) publicly disparage Employer or (iii) interfere with Employer's relationships with suppliers, customers or other organizations or individuals with which the Employer now or hereafter has a business relationship.

        8. Termination.

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        (a) This Agreement may be terminated and the Term ended on five business days written notice for any one of the following reasons (except (i) in which case termination shall occur on the date of death):

               (i) The death of Employee;

               (ii) By Employer, on the physical or mental disability of Employee to such an extent that Employee is unable to render services to Employer for a period exceeding 90 consecutive days or an aggregate of 180 business days during any 12-month period of the Term. For purposes of counting the aggregate of 180 business days, days properly designated by Employee as vacation days shall not be counted;

               (iii) By Employer, for "cause," which for purposes of this Agreement shall be defined as:

        (A) the illegal use of a controlled substance, or the immoderate use of alcohol, either of which adversely, materially and frequently affects Employee's performance of Employee's services under this Agreement;

        (B) Employee's conviction of any act which constitutes a felony under federal, state or local laws or the law of any foreign country;

        (C) Employee's persistent and material failure after written notice to perform, or Employee's persistent refusal to perform after written notice, Employee's significant duties and responsibilities pursuant to this Agreement as determined by the Board of Directors; or

        (D) Employee's commission of significant acts of theft or embezzlement in financial dealings with or on behalf of Employer, its subsidiaries, affiliates and parent corporation or in connection with performance of his duties hereunder.

               (iv) By Employee, for "good reason" which phrase shall mean: (a) a material breach by Employer of any of its material obligations to Employee hereunder which Employer has failed to cure within ten business days after written notice from Employee specifying such breach; or (b) a Change of Control (defined hereafter) of Employer and Employee thereafter ceasing to be employed hereunder for any reason not described in Paragraph 8(a)(i) or (ii).

        (b) Employer shall also have the right to terminate Employee prior to the expiration of the Term in addition to pursuant to Paragraph 8(a) above by providing Employee with not less than 30 days advance notice in writing. In the event of a termination pursuant to this Paragraph 8(b), the Employer shall pay to the Employee the remaining amounts described in Paragraph 3(a) above for the balance of the Term as if there had been no termination of this Agreement (or if less than 180 days are left in the Term at the termination of employment, for 180 days as if there had been no termination of this Agreement) plus any bonus achieved under Paragraph 3(b) for the period in which termination occurs, all options described in Paragraph 3(e) shall vest immediately, and Employer shall have no further obligations to Employee hereunder. If Employer terminates Employee under this Paragraph 8(b), Paragraphs 7(a) and 7(b) shall not apply from the date of termination.

        (c) In the event that Employer terminates this Agreement due to any of the reasons set forth in Paragraphs 8(a)(i) and 8(a)(iii)(A)-(D) above, Employee shall be paid Employee's salary through the later of the expiration of the five
(5) business days period referred to in Paragraph 8(a) or the end of the month in which the termination event occurs after which Employer's obligation to pay salary to Employee shall terminate. Should Employer terminate this Agreement due to Employee's disability as defined above in Paragraph 8(a)(ii), Employee shall continue to receive six months of salary. After making the payments provided for in this subparagraph (c), Employer shall have no further obligations to Employee.

        (d) If Employee validly terminates this Agreement for good reason, Employer shall pay to Employee within 30 days after such notice of termination the remaining amounts described in Paragraph 3(a) above for the balance of the Term, as if there had been no

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termination of this Agreement (plus any bonus achieved under Paragraph 3(b) for the period in which termination occurs), all options described in Paragraph 3(e) shall vest immediately, and Employer shall have no further obligations to Employee hereunder. If Employee terminates this Agreement under this Paragraph 8(d), Paragraphs 7(a) and 7(b) shall not apply from the date of termination.

        (e) Upon termination of this Agreement, Employee shall promptly return all of Employer's property to Employer.

        (f) Upon termination of Employee's employment for any reason, Employee shall tender Employee's resignation from the Board of Directors of any of Employer's subsidiaries or affiliates on which Employee is serving, and Employer shall accept such resignation forthwith.

        (g) A "Change of Control" shall mean (i) an acquisition of shares, or a merger or other business combination, of Employer so that Hallmark Cards, Incorporated or its current or future subsidiaries ("Current Owners") no longer elect a majority of the Board of Directors of Employer, (ii) a sale of all or substantially all of the assets of Crown to persons other than the Current Owners or (iii) a liquidation of Crown.

        9. Breach; Remedies. Both parties recognize that the services to be rendered under this Agreement by Employee are special, unique and extraordinary in character, and that in the event of the breach by Employee of the terms and conditions of this Agreement, Employer shall be entitled, inter alia, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement, and to seek to enforce the specific performance thereof by Employee, and/or to seek to enjoin Employee from performing services for any other person, firm or corporation. The parties further stipulate that the law of New York shall apply to any dispute or action regarding this agreement and Employee agrees to submit to the jurisdiction of any court of competent jurisdiction in New York in any such action and agrees to waive all objections to such jurisdiction, including (but not limited to) any objections based upon lack of personal jurisdiction or venue or forum non conveniens.

        10. Assignment. This Agreement is a personal contract and, except as specifically set forth herein, the rights, interests and obligations of Employee herein may not be sold, transferred, assigned, pledged or hypothecated, although he may assign or use as security payments due hereunder from Employer. The rights and obligations of Employer hereunder shall bind in their entirety the successors and assigns of Employer, although Employer shall remain fully liable hereunder. As used in this Agreement, the term "successor" shall include any person, firm, corporation or other business entity which at the time, whether by merger, purchase or otherwise, acquires all or substantially all of the assets or business of Employer.

        11. Amendment; Captions. This Agreement contains the entire agreement between the parties. It may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. Paragraph headings are for convenience of reference only and shall not be considered a part of Agreement. If any clause in this Agreement is found to be unenforceable, illegal or contrary to public policy, the parties agree that this Agreement shall remain in full force and effect except for such clause.

        12. Prior Agreements. This Agreement supersedes and terminates all prior agreements between the parties relating to the subject matter herein addressed (including the Employment Agreement dated March 1, 1999, as amended, with Employer), and sets out the full agreement between the parties concerning its subject matter.

        13. Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed effective when delivered in person or, if mailed, by registered or certified mail, return receipt requested, in which case the notice shall be deemed effective on the date of deposit in the mails, postage prepaid, addressed to Employee at Employee's address

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first written above and, in the case of Employer, addressed to its President with a copy to General Counsel, Hallmark Cards, Incorporated, 2501 McGee Trafficway, Kansas City, Missouri 64108. Either party may change the address to which notices are to be addressed by notice in writing given to the other in accordance with the terms hereof.

        14. Periods of Time. Whenever in this Agreement there is a period of time specified for the giving of notices or the taking of action, the period shall be calculated excluding the day on which the giver sends notice and excluding the day on which action to be taken is actually taken.

        15. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, and all of which, taken together, shall constitute one instrument.

               IN WITNESS WHEREOF, Employer has by its appropriate officer signed this Agreement and Employee has signed this Agreement as of the day and year first above written.

                                    CROWN MEDIA HOLDINGS, INC.

                                    By:   /s/ Robert Halmi, Jr.
                                        ----------------------------------------

                                    Title:  Chairman of the Board
                                          --------------------------------------

                                    EMPLOYEE

                                       /s/ David Evans
                                    --------------------------------------------
                                    David Evans

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                                    Exhibit A

        1,000,000 non-qualified stock options are hereby granted to David Evans effective as of September 18, 2001 pursuant to the Amended and Restated Crown Media Holdings, Inc. 2000 Long Term Incentive Plan. The exercise price of the stock options shall be the closing price of the Company's stock on that date. The stock options shall vest one-third on August 1, 2002, one-third on August 1, 2003, and one-third on August 1, 2004. Options may be exercised when vested. The term of the options shall be as follows: one-third of the then unexercised options shall expire on October 1, 2004, another one-third of the then unexercised options shall expire on February 1, 2005 and all remaining unexercised options shall expire on August 1, 2005.